Form C

Cover Page

Name of issuer:

The Cookie Department, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 1/12/2012

Physical address of issuer:

4941 SW 26th Drive
Portland OR 97239

Website of issuer:

http://www.thecookiedepartment.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$600,000.00

Deadline to reach the target offering amount:

2/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$213,323.00	$82,119.35
Cash & Cash Equivalents:	$46,322.67	$13,443.50
Accounts Receivable:	$88,003.99	$24,012.23
Short-term Debt:	$118,540.68	$89,504.84
Long-term Debt:	$267,813.82	$60,996.30
Revenues/Sales:	$367,210.04	$352,992.59
Cost of Goods Sold:	$250,677.18	$239,555.77
Taxes Paid:	($127.00)	($2,233.53)
Net Income:	($7,370.29)	($16,507.36)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Cookie Department, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Isaac Resnikoff	Designer	Project Room	2012
Andrea Kirschner	Finance	Diversified Maintenance Systems	2016
Akiva Resnikoff	CEO	The Cookie Department	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Akiva Resnikoff	President	2012
Akiva Resnikoff	CEO	2012
Akiva Resnikoff	Secretary	2012
Andrea Kirschner	CFO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Akiva Resnikoff	40000.0 Common Stock	63.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.
>
> Akiva Resnikoff is currently the only official employee of the company. The rest of the team are currently on contract employment.

Due to California's new Proposition 65 labeling laws, The Cookie Department's packaging will now contain an image of the prop 65 warning label. This could have an impact on sales within the state of CA.

Andrea Kirschner is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. The specialty foods market is intensely competitive and sensitive to national and regional economic conditions. Demand for the products that we distribute may be adversely affected by consumer spending, which may be adversely impacted by economic conditions such as consumer confidence in future economic and business conditions, interest and tax rates, employment levels, salary and wage levels and weather patterns affecting food production.

The Company, like many comparable food production companies, may make capital expenditures in such areas as research and development, and future project development. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability.

Our quarterly gross margins also may be impacted by a number of different factors, including the mix of product revenues and the cost fluctuation of various product ingredients. Those factors can be difficult to predict and may impact business operations.

Our future success depends on retaining partnerships and full-filling production orders in the future. If those partnerships are impaired or if we're unable to fulfill customer needs we may see a decrease in our overall revenues.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 5% will be used to cover the fee from Wefunder

10% is reasonably anticipated to go towards the production of POS (point of sale) display stands for our current and future retail partners to use as a way to up sell our line. This was a direct request from the US Air force and Army (AAFES).

10% is reasonably anticipated to go towards paying for distributor trade shows to help expand upon our current regions.

10% is reasonably anticipated to go towards paying for SEO for our soon to be completed direct to consumer e-commerce website.

30% is reasonably anticipated to go towards would driving more revenue within the retail grocery channel by utilizing contract demo reps and in store promotions.

35% is reasonably anticipated to go towards working capital to fund extra production.

If we raise: **$600,000**

Use of Proceeds: 2% is reasonably anticipated to go towards the production of POS (point of sale) display stands for our current and future retail partners to use as a way to up sell our line. This was a direct request from the US Air force and Army (AAFES).

2.5% is reasonably anticipated to go towards paying for SEO for our soon to be completed direct to consumer e-commerce website.

5% will be used to cover the fee from Wefunder

20% is reasonably anticipated to go towards would driving more revenue within the retail grocery channel by utilizing contract demo reps and in store promotions.

11% is reasonably anticipated to go towards the hiring of an inside sale rep to expand our direct retail business with throughout the country. Our channels include:

- Climbing and general fitness gyms

- Nutrition and supplement stores

- Juice, smoothie and acai bowl bars

- College bookstores

- Outdoor Sporting Stores & Bike Shops

- Independent & chain coffee shops

20% is reasonably anticipated to go towards the hiring of a food service SVP to expand our distribution network throughout the country.

10% is reasonably anticipated to go towards paying for industry trade shows to show off our line to distributors and independent and chain retailers throughout the country. Trade shows include:

- Natural Products Expo West & East

- Fancy Food Show West & East

- National Restaurant Association

- Outdoor Retailer (to attract companies like REI, Camping World, Dick's Sporting Goods, etc)

29.5% is reasonably anticipated to go towards working capital to fund ongoing production and the launch of new flavors.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $7.5M valuation cap; 15% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

The Convertible Notes. We are offering securities in the form of a Convertible Notes, which provides Investors the right to **Conversion Stock** in the Company ("**Conversion Stock**") upon a qualifying event.

"Qualified Financing" means the first sale or issuance by the Company in a single transaction or series of related transactions, of its equity securities to one or more investors in an amount of $1,000,000 or more (excluding equity securities issued by conversion of this Note or other convertible notes of similar substance and tenor.)

The unpaid Principal Amount, together with any then unpaid accrued interest, shall be due and payable immediately upon (i) Holder's demand on or after the Maturity Date (as defined in the contract attached) or (ii) the occurrence of an Event of Default (as defined in the contract attached), at the principal offices of the Company or by mail to the address of the registered holder of this Note in lawful money of the United States.

Interest: Simple interest shall accumulate on the unpaid principal balance at a rate equal to six percent (6%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of the attached contract, until the principal amount and all interest accrued thereon are paid or converted.

Maturity: The date that is thirty six (36) months from the Closing of the purchase of the Note.

Conversion to Stock. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$1,000,000, Investors will receive a number of shares of stock** equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) an amount equal to **eighty five percent (85%)** of the lowest per share selling price of shares of Conversion Stock issued in the first closing of the Next Equity Financing,
- (ii) in the event the Next Equity Financing exceeds a **$7.5M pre-money valuation ("Valuation Cap")**, the Conversion Price shall be determined by dividing the Valuation Cap by the pre-money valuation for the Next Equity Financing and multiplying that quotient by the lowest per share selling price of shares of Conversion Stock issued in the first closing of the Next Equity Financing, except that in no case under these circumstances shall the Conversion Price be lower than sixty percent (60%) of the lowest per share selling price of shares of Conversion Stock issued in the first closing of the Next Equity Financing.

The Convertible Note will convert into the capital stock sold in the Next Equity Financing, if any, and any other securities issued to investors in connection with such Next Equity Financing.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a shareholder of the Company for any purpose.

Default event: Defined as one of the following specified events that occurs prior to the conversion, payment, or satisfaction of this Note: (a) the liquidation, termination of existence or dissolution of the Company, or the court-ordered appointment of a receiver or custodian for the Company where such receivership or custodianship is not terminated within six (6) months; (b) the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, if such proceedings are not discharged within one hundred and eighty (180) days; or (c) the Company's failure to pay as and when due any principal or interest under the Notes, where such failure is not cured within sixty days of notice of said failure to the Company by the Holder to whom payment is due.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Note and all other Notes issued under the Purchase Agreement may be amended and provisions of such Notes may be waived by the holders of the Notes and the Company as provided in Section 5.5 of the Purchase Agreement.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	999,999	59,756	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	1256
Options:	2,000

Describe any other rights:

Options and warrants convert to common stock. Common stock holders have voting rights but do not have liquidation preferences over preferred stock holders.

On July 5, 2016 the company issued warrants to purchase up to 11,923 shares of Warrant Stock, shares of common stock of the company at an exercise price of $17.445 per share. The warrants have an expiration date of 12 years from the date of issuance. As part of a recent settlement agreement, in the event the warrants are exercised, BaseCamp Media & Entertainment, will be granted 1,256 fully vested common shares of the Company.

In May 2016, the Company entered an agreement with its counsel to defer fees until mid-2017. As part of this amendment to the engagement, Counsel has accrued and may continue to
accrue fees and will have the right to convert a portion of fees owed to equity in the Company not to exceed 2,000 shares.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;

- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the lack of marketability of our common stock;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	OBDC
Issue date	07/01/14
Amount	$50,000.00
Outstanding principal plus interest	$19,275.00 as of 08/24/18
Interest rate	7.25% per annum
Current with payments	Yes

Loan

Lender	Pam Marcus
Issue date	04/01/15
Amount	$53,500.00
Outstanding principal plus interest	$18,475.00 as of 08/24/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan from a prior business partner. It has no set maturity date.

Loan

Lender	Russell Kassman
Issue date	01/01/16
Amount	$5,000.00
Outstanding principal plus interest	$5,000.00 as of 08/24/18
Interest rate	6.0% per annum
Current with payments	Yes

Related party loan which may convert into equity or be repaid. There is no set maturity date.

Loan

Lender	Bob Grossman
Issue date	01/01/16
Amount	$28,366.00
Outstanding principal plus interest	$28,366.00 as of 08/24/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan with no set maturity date.

Loan

Lender	Jesse Powell
Issue date	01/01/16
Amount	$5,000.00
Outstanding principal plus interest	$5,000.00 as of 08/24/18
Interest rate	6.0% per annum
Current with payments	Yes

No set maturity date.

Loan

Lender	Irene Unterberger
Issue date	09/01/17
Amount	$8,000.00
Outstanding principal plus interest	$4,666.70 as of 08/24/18
Interest rate	0.0% per annum
Maturity date	09/01/19
Current with payments	Yes

Convertible Note

Issue date	10/31/17
Amount	$211,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$5,000,000.00
Maturity date	10/31/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$0	General operations
10/2017	Section 4(a)(2)	Convertible Note	$211,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Bob Grossman
Amount Invested	$28,366.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$28,366.00 as of 08/25/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Friend of founder

Related party loan with no set maturity date.

Name	Russell Kassman
Amount Invested	$5,000.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$5,000.00 as of 08/24/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Friend of founder

Related party loan which may convert into equity or be repaid. There is no set maturity date.

Name	Pam Marcus
Amount Invested	$53,500.00
Transaction type	Loan
Issue date	04/01/15
Outstanding principal plus interest	$18,475.00 as of 08/24/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Former colleague of founder

This is a related party loan from a prior business partner. It has no set maturity date.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Here at The Cookie Department, we fortify traditional cookie flavors like Chocolate Chip and Ginger Snap with functional ingredients like Fair Trade coffee, rBST free whey protein, superfoods, antioxidants and detoxifying spices, to provide our customers extra benefits in every bite!

At the forefront of innovative delicacies, The Cookie Department will become an industry leader! We believe that our expansion strategy, which includes national food service, retail grocery distribution, increased product offerings, and international licensing opportunities, will give us a reasonable chance of exceeding $10M in annual revenue.

Milestones

The Cookie Department, Inc. was incorporated in the State of California in June 2012.

Since then, we have:

- Named 2018 'Best of Product' by SnackNation.
- Purchased by major tech companies which have included Uber LA & SF, Google, New Relic, LinkedIn, Tesla & Indeed, to keep employees well fueled to function at their best!
- Pending Q1 2019 Purchase Orders for United States Army and Air Force bases (AAFES) and Fresh Direct.
- Q1 2019 confirmed launch into Plaid Pantry.
- Strong 30 day launch into North West market, with 47 new retail establishments carrying our cookies.
- Growing retail presence includes smoothie chain Robeks, convenience stores, climbing gyms, cafes, vending and college campuses. We are distributed through Reliant, Vistar and Canteen.
- Only company in the world using sustainable plant based "algae butter" in packaged baked products. No rainforest destroying palm oil!

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $367,210.04 compared to the year ended December 31, 2016, when the Company had revenues of $352,992.59. Our gross margin was 31.73% in fiscal year 2017, compared to 32.14% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $213,323, including $46,322.67 in cash. As of December 31, 2016, the Company had $82,119.35 in total assets, including $13,443.50 in cash.
- *Net Loss.* The Company has had net losses of $7,370.29 and net losses of $16,507.36 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $386,354.50 for the fiscal year ended December 31, 2017 and $150,501.14 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $154,866 in debt and $246,858 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

The Cookie Department, Inc. cash in hand is $26,922.31, as of August 2018. Over the last three months, revenues have averaged $21,000/month, cost of goods sold has averaged $13,379.38/month, and operational expenses have averaged $12,822.71/month, for an average net loss of $5,202.09per month.

Following the raise we expect expenses to increase as we ramp up production and hire additional employees, as well as revenues. In lieu of a successful raise we will plan to raise funds from institutional investors as we have done previously. We also have access to short-term loans from one of our investors. Our expected runway is 24 months, and we plan to raise more capital in 2 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thecookiedepartment.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

The Cookie Department Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Akiva Resnikoff
Akiva Resnikoff
Andrea Kirschner
Isaac Resnikoff

Appendix E: Supporting Documents


The Cookie Department
CHOCOLATE CHIP NOOKIE
SEMI-SWEET CHOCOLATE • SUPERFOOD MACA
GREAT FULL
FULLY FUNCTIONAL COOKIES

INVEST IN THE COOKIE DEPARTMENT

minimum target met

$84,941

raised of $600,000 maximum target from 105 investors

Fully functional cookies

Here at The Cookie Department, we fortify traditional cookie flavors like Chocolate Chip and Ginger Snap with functional ingredients like Fair Trade coffee, rBST free whey protein, superfoods, antioxidants and detoxifying spices, to provide our customers extra benefits in every bite!



Akiva Resnikoff
Founder & CEO The Cookie Department
14 years experience in the functional foods & beverage industry + 1 year of pastry arts training.

Bakery Quality Taste With Functional Ingredients



$ 100 min

REMIND ME (88)

What you are investing in

Custom Convertible Note

$7.5M valuation cap

6% interest
15% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $7.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$100+
Receive our 5 Pack Sampler box and a 25% single use discount code.

$250+
Receive a 12 pack assorted box

Why you may want to invest

1. Named 2018 'Best of Product' by SnackNation.
2. Leading tech companies, including Uber, Google, Tesla, Indeed, New Relic & LinkedIn have purchased our cookies to keep their employees well fueled and functioning at their best!
3. Pending Q4 purchase orders for United States Army and Air Force bases (AAFES)
4. Q4 confirmed launch into Plaid Pantry & Fresh Direct.
5. Strong 30 day launch into North West market, with 47 new retail establishments carrying our cookies.
6. Growing retail presence includes smoothie chain Robeks, convenience stores, climbing gyms, cafes, vending and college campuses. We are distributed through UNFI, Reliant, Vistar and Canteen.
7. Only company in the world using sustainable plant-based "algae butter" in packaged baked products, so no rainforest destroying palm oil!
8. We have the capacity to expand production to half a million cookies per week.

Our Ambition

At the forefront of innovative delicacies, The Cookie Department will become an industry leader! We believe that our expansion strategy, which includes national food service, retail grocery distribution, increased product offerings, and international licensing opportunities, will allow us to exceed $10M in annual revenue.

marketing-deck-0918-V2.pdf

thecookiedepartment.com

Berkeley, California

and a 5% discount code on all future orders. (These perks are non-cumulative with the lower thresholds.)

$500+
Two 12 pack assorted or single flavor boxes of your choice and a 10% discount code on all future orders. You will also receive a TCD branded t-shirt! (These perks are non-cumulative with the lower thresholds.)

$1,000+
Two 12 pack assorted or single flavor boxes of your choice and a 15% discount code on all future orders. You will also receive a TCD branded t-shirt for you and a friend! (These perks are non-cumulative with the lower thresholds.)

$2,500+
One box of assorted or single flavor cookies of your choice once per month for 6 months. You will also receive a 15% discount code on all future orders and a TCD branded t-shirt & hoodie sweatshirt. (These perks are non-cumulative with the lower thresholds.)

$5,000+
One box of assorted or single flavor cookies of your choice once per month for 12 months. You will also receive a 20% discount code on all future order, a TCD branded t-shirt and hoodie. (These perks are non-cumulative with the lower thresholds.)

$10,000+
One box of assorted or single flavor cookies of your choice once per month for 12 months. COOKIE CATERING? We will send you cookies to share with your office mates (up to 72 cookies). GIVE A GIFT OF COOKIES! We will send an assorted box of 12 cookies to TWO people of your choice during the holiday season with a personalized card from the founder letting them know that the gift is from you. JOIN OUR EXCLUSIVE TASTING PANEL: You will be given the opportunity to join our tasting panel where we will send you r&d samples for your feedback. You will also receive a 20% discount code on all future order. (These perks are non-cumulative with the lower thresholds.)

$25,000+
Two boxes of assorted or single flavor cookies of your choice once per month for 12 months. COOKIE CATERING with COFFEE? We will send you cookies to share with your office mates, place of worship, family gathering, etc (up to 144 cookies (Can be broken up over two orders and/or two addresses). We will ship you 2 lbs of Fair Trade coffee beans from the roaster we use for our Awaken Baked, Berkeley Coffee & Tea. GIVE A GIFT OF COOKIES! We will send an assorted box of 12 cookies to FIVE people of your choice during the holiday season with a personalized card from the founder letting them know that the gift is from you. JOIN OUR EXCLUSIVE TASTING PANEL: You will be given the opportunity to join our tasting panel where we will send you r&d samples for your feedback. HELP US NAME A COOKIE: Join our naming team and help us come up with a name for our next high protein cookie. You will also receive a 25% discount code on all future order. (These perks are non-cumulative with the lower thresholds.)

see less

cafe | bakeries | food tech | food | b2c

Why I Like The Cookie Department

In making investment decisions, investors can take many paths when analyzing an opportunity. Many individual entrepreneurs can have a vision, develop a strategy and build a business plan. I invest with entrepreneurs that not only meet those criteria, but also have passion, a product/service that can connect with the end users, the ability to communicate/market to all levels, and execute the plan. Akiva Resnikoff checks all boxes. The Cookie Department cookies utilize some unique baking innovations, high quality, and are healthier then your average cookie. Akiva and Team are fully committed. That is why I have my "Dough" with The Cookie Department.



David Ramon
BALZER'S LLC, MANAGING PARTNER AND INVESTOR IN THE COOKIE DEPARTMENT

THE BUZZ ABOUT THE COOKIE DEPARTMENT

I had known Akiva Resnikoff for several years prior to becoming an investor in The Cookie Department. I was increasingly impressed with his innovative “business brain”, moral compass, and ability to organically grow his brand through working both hard and smart, despite minimal financial startup capital. I nicknamed Akiva “Achieve-A”, as early on I saw his ability to generate exponential growth and market penetration for The Cookie Department. I was equally impressed by the company business plan, packaging, branding, and product taste and functionality. As the functional snacks industry is growing exponentially, The Cookie Department continues to be a wise investment opportunity for me.



Barry Labov
Principle, LaBov & Beyond Marketing Communications and Investor in The Cookie Department

As a mother of a young family, I am always trying to find fun and healthy snacks for my kids. From the Chocolate Chip Nookie to the Great Full vegan cookie, The Cookie Department provides fantastic cookies for a great value. As the CFO of a national company and in my business, I am always looking to drive operational excellence, finding outstanding people, providing customer service and return on investment. I have invested in The Cookie Department, because Akiva and his team provide me the balance of a wonderful snack and the qualities that I look for in a business. P.S. in my house, when we have a cookie from The Cookie Department we have no crumbs and that makes me real happy!



Danielle Woods
CFO of Diversified Maintenance and Investor in The Cookie Department.

This vegan sweet potato, cranberry and oatmeal cookie tastes just like Thanksgiving. Rich in molasses and vanilla flavors, it’s made with all-natural ingredients and has no artificial preservatives or trans fats.



Cameron Curtis
Writer for Food Network

The Cookie Department is a pioneer in creative and functional foods and they are in-touch with the demands and desires of their customers. We are excited to be working with another business partner who is delivering on the need for more foods and beverages that offer health benefits beyond a great taste.



Mike Bush
Vice President of Business Development for Ganeden

The cookies are soft enough to rival freshly-baked and not overly sweet. The Awaken Baked was this taster’s favorite, with the Snap Back (ginger detox) a close second.



Alix Wall
Writer for NOSH: Berkeley Side

Great Full is, by far, one of the best vegan cookies I have ever encountered. I never had sweet potato-based cookies before, especially with dried cranberries. The flavor reminds me of a cross between oatmeal and gingerbread cookies and it is not overly sweet, but just right for a healthy and hearty snack between meals or a light vegan breakfast offering. The texture appears to be a soft cakey cookie. It is not dense or hard to bite off. The cookie stays together as one without being crumbly. This is a perfect and ideal travel snack and I can see myself carrying them with me on long domestic flights.

Rika & Doni
Founders of food blog "Vegan Miam"

AWAKEN BAKED (ESPRESSO COOKIE) is probably my FAVORITE flavor. No time to make coffee? No problem, Just grab this Awaken baked espresso cookie to wake you up! Fully functional natural coffee cookie with melty chocolate chips in every bite. HEAVEN Even if you’re not a coffee fan you’ll love this for sure.



Ayah
Founder of Lifestyle Blog "Healthy Living Happy"

They're delicious! I was impressed with the amount of cranberries in the cookie, they were loaded! They're perfectly sweet and certainly don't taste too healthy! I loved the idea behind The Cookie Department's "Fully Functional" cookies. The Great Full cookies are tasty, made with high-quality ingredients, and packaged individually (the packaging is lightweight and minimal!) I really liked the unique flavour idea – a sweet potato oatmeal cookie with gingerbread spices and loaded with cranberries, wow. The true test was whether my boyfriend would like them, he's not as healthy a eater and is not a fan of sweet potato, but he loved these! If you like oatmeal cookies, gingerbread, and cranberries, you will love these cookies.



Brittany
Founder of food blog "I Love Vegan"

Don't tell my parents, but my husband stole a bite and said he would have believed they came from my parent's bakery!! That's saying a lot because they make some amazing cookies! So if you are looking for a tasty, healthy, functional cookie, give The Cookie Department a try!



Kim Hoeltje
Food Blogger

Guess what? I found the "perfect cookie" for me, outside of trying to bake it myself or having my mamma do it. It's a cookie from the the people of The Cookie Department,and let me tell you … nothing but "Mmmmm, Mmmmm, Mmmmm, Mmmmm" is coming out of your mouth when you taste them.



Tricia Wehner
Lifestyle Blogger

Akiva and Pam have started a great company. I believe that they are going to be very successful and prosperous once the word on their cookies gets out. They have created a great team and business slogan that perfectly fits in with foodies of all sorts, even fit foodies like me! Their team works around the clock and bakes batches of their cookies daily to send out to stores and folks who order them.



Allison Gay
Health and Fitness Blogger at "Eat Burn Balance"

The Cookie Department Cherry Bomb (double-chocolate probiotic cookie): This cookie is so very delicious and my favorite of all The Cookies Department Cookies! It has a delicate and chewy texture with hard chocolate chunks. The flavor of the cookie is outstanding, and is a chocolate lovers dream. This cookie has fantastic macros (160 Calories, 5 g fat, 29.5 g carb, 1 g protein).



Isabelle Ison
Blogger and YouTube Influencer

The Awaken Baked Cookie is a naturally caffeinated and espresso cookie. It's made with three key ingredients organic coffee, chocolate chips and sea salt. The flavor of the coffee is perfect! It's almost like having a mocha coffee latte to start your day with minus the mess of poured coffee. It's the perfect cookie to start your morning out with! The Chocolate Chip Nookie is The Cookie Dept TOP SECRET cookie. It has has special ingredients to increase vitality in men and women. The texture is fabulous, it's not too hard and not too soft. The chocolate chips are portioned right to the size of the cookie and the taste is out of this world! Grab you a glass of milk and enjoy life with this one of a kind chocolate chip cookie.

Kendra Brown
Founder of Blog "Mrs. Very Flamable's Savings and Reviews"

Ganeden

The Cookie Department and Ganeden Hit the Target with new Cherry Bomb™ Cookie

The Cookie Department and Ganeden Hit the Target with new Cherry Bomb™ Cookie The Cookie Department Introduces New Gluten-Free Cookie Featuring the Probiotic, Ganeden BC30 . CLEVELAND, OH (February 26, 2013) -Functional-cookie company,
July 31, 2018 @ ganedenprobiotics.com

THE BUSINESS JOURNALS

The latest buzz: caffeinated cookies - San Francisco Business Times

For those who rely on an afternoon coffee or an energy drink to get them through the day, Akiva Resnikoff has an alternative. After noticing a few years ago in a Peet's cafe that almost 40 percent of afternoon customers bought a cookie with their coffee,
July 31, 2018 @ bizjournals.com

Looking out for birds? Bees? There's a certification for that.

There's a certification for seemingly everything these days - including, increasingly, being friendly to animals, from bees to birds to orangutans. For people who want to know how their purchases may impact animals, we highlight the animal-focused
July 31, 2018 @ newhope.com

Fully Functional Cookies

New line from The Cookie Department is all-natural.
July 31, 2018 @ csnews.com

The Cookie Department Offers a Functional Indulgence

Offering all-natural, fully functional cookies, The Cookie Department introduced six different varieties of "good-for-you" indulgences at Expo West. For a snack and energy fix, The Cookie Department created Awaken Baked, an espresso cookie with
July 31, 2018 @ nutraceuticalsworld.com

Turns Out Tech Bros Love Cookies That Keep Them Wired and Working

Akiva Resnikoff started this company, The Cookie Department, like five years ago in California and the idea was to do functional foods in cookie form. You know functional foods: chocolate that's got something in it to make you smarter and kill it
July 31, 2018 @ chowhound.com

Tasting Collective

The Cookie Department is where R&D goes hand in hand with joy. Their team of experts work around the clock to develop cookies that help you function at your best every day, whether you are training for a marathon, in the running for VP, making the
July 31, 2018 @ tastingcollective.com

The Cookie Department Review

Who doesn't like the thought of reaching into their pack during a long, exhausting ride to pull out a moist, tasty cookie? Snacking to replenish calories burned is all a part of the game only one company out there says the process doesn't have to taste
July 31, 2018 @ mountainbiketales.com

A Tour of San Francisco's Reopened Underground Market

First-time attendees Akiva Resnikoff and Pam Marcus of the Cookie Department showed off their "functional cookies." pstart chefs and Bay Area diners who find food trucks way too mainstream head to the Underground Market, a gathering place for
July 30, 2018 @ cntraveler.com

Is Sweet Potato the New Pumpkin?

We all love when pumpkin is back in season, but sweet potato is the produce making headlines this fall. The Cookie Department: This vegan sweet potato, cranberry and oatmeal cookie tastes just like Thanksgiving. Rich in molasses and vanilla flavors, it's
July 30, 2018 @ foodnetwork.com

This week's best deals: Pamper yourself, eat out and cheer on the L.A. Galaxy for less

Spring is blooming with opportunities to save some cash. You can relax at a discount during Spa Week, have some fun for free at the Segerstrom Center and take in a L.A. Galaxy soccer game at a bargain.
March 30, 2018 @ ocregister.com

Taking tea and coffee to new heights in beverage formulation

The Cookie Department, San Francisco, believes this, too. The company markets a line of functional cookies, which are classic recipes fortified with innovative ingredients to provide consumers extra benefits. One example is Awaken Baked, a cookie infused
March 21, 2018 @ foodbusinessnews.net

5 Protein Cookies That Don't Taste Like Cardboard

Protein is an essential part of any well-balanced diet. Good sources of protein include eggs, beans, nuts, meats, and actual food that you can cook and eat on a plate, obviously.
September 5, 2017 @ vix.com

4 Best Independent Cookie Companies in the U.S.

Whether you're in school or not, I bet you want to be a smart cookie. And while I can't guarantee these treats will raise your IQ, they'll definitely make your tummy happy. Here are the four best small cookie companies you need to try to satisfy your sweet
July 4, 2017 @ spoonuniversity.com

There's Jewish flavor in the ice cream and behind the counter - J.

The Cookie Department, a company founded by Akiva Resnikoff, who grew up in Berkeley and was the subject of this column in August 2014, announced that its products are now kosher, certified by KOF-K. Known for its "fully functional" cookies,
June 23, 2017 @ jweekly.com

A Chewy New Way to Get Your Caffeine Fix

Nothing beats a perfect latte, sipped between lazy bites of a flaky croissant at a dreamy, sunlit cafe. Unfortunately, that's far from reality for most of us, who end up burning our tongues while downing a quick cup on our way to work. But now, there's
June 9, 2015 @ tastingtable.com

The Cookie Department aims to help children fight obesity with a healthy cookie alternative

But The Cookie Department's cookies are not just any cookies, explained Akiva Resnikoff, who officially launched the company in 2009. These are "fully functional cookies" that are "classic cookies" made with real sugar, butter and eggs, but which
June 3, 2015 @ foodnavigator-usa.com

The Cookie Department aims to help children fight obesity with a healthy cookie alternative

But The Cookie Department's cookies are not just any cookies, explained Akiva Resnikoff, who officially launched the company in 2009. These are "fully functional cookies" that are "classic cookies" made with real sugar, butter and eggs, but which
June 3, 2015 @ confectionerynews.com

Ganeden Hits SupplySide West Highlighting Probiotic Advancement

Global Expansion, Ganeden`s 18th published study, and two partners as finalists in the 2014 SupplySide CPG Editor`s Choice Awards is news worth celebrating. CLEVELAND, OH (September 30, 2014) - Ganeden Biotech is heading to SupplySide
September 29, 2014 @ finance.yahoo.com

The Cottage Industry Of High-Energy Food That Keeps Silicon Valley Buzzing

This story contains interviews with Akiva Resnikoff, co-founder of The Cookie Department; Ashley Wong, head of product at SpoonRocket; Rene Shen, head of finance at SpoonRocket; John Dvorak, data scientist at NodePrime; Bob Baldwin,
May 29, 2014 @ fastcompany.com

Berkeley native serves up cookies with benefits

A few years ago, Akiva Resnikoff was in the original Peet's Coffee on Walnut and Vine in Berkeley, when he had his "aha moment." He noticed that between the hours of 3 p.m. and 5 p.m. - the afternoon slump - 30-40% of people buying coffee also bought
April 7, 2014 @ berkeleyside.com

The Cookie Department and Ganeden Biotech Hit the Target with new Cherry Bomb™

Functional-cookie company, The Cookie Department has partnered with Ganeden Biotech to launch the Cherry Bomb™, its sixth cookie and the first enriched with the GanedenBC30 probiotic .
February 26, 2013 @ evaluategroup.com

Aphrodisiac and hangover cookies? Organic trade show to debut desserts for dogs, sweets that claim to make you smart - NY Daily News

The Awaken Baked, meanwhile, is made with organic coffee, chocolate chips and sea salt and contains the equivalent of one cup of coffee, while the Great Full is a vegan oatmeal cookie packed with sweet potatoes and cranberries, both of which are said

March 7, 2012 @ nydailynews.com

Will This Cookie Make You Horny?

Maybe yes, maybe no - not that Akiva Resnikoff can actually say. Resnikoff is the guy behind The Cookie Department , an Emeryville-based maker of functional cookies that launched in 2009. They're available mostly at East Bay cafes (Fellini Coffeebar in

October 2, 2011 @ eastbayexpress.com

Wheels: What Entrepreneurs Are Driving Now

7 min read This story appears in the October 2011 issue of Entrepreneur . Subscribe " When Akiva Resnikoff wheels around the Berkeley, Calif., area making deliveries, he's regularly swarmed by strangers. "It's the cookie car!" they squeal when Resnikoff's

September 23, 2011 @ entrepreneur.com

Who's Who: Akiva Resnikoff, Owner of The Cookie Department

Name: Akiva Resnikoff Age: 29 Occupation: Owner of The Cookie Department Are you local to the area? I live in Berkeley. How long have you lived in Berkeley ? My whole life, minus living outside the Bay Area here and there. Where are you based (as

June 24, 2011 @ patch.com

Food Entrepreneur Profile: The Cookie Department Requests Your Appetite

When The Cookie Department, based in Emeryville, CA, called me in to taste their new selection of grab-and-go "functional" cookies, it didn't take much for me to show up for a meeting. That was before I knew founder and baker Akiva Resnikoff could

March 24, 2011 @ foodstarter.com

Functional and Delicious

Our cookies aren't meant to be eaten just for their functionality, but also to be thoroughly enjoyed!

People that taste our cookies for the first time often comment on how unlike our competitors, our cookies look like the picture on the package. They don't taste artificial or like protein powder. They aren't dry, dense, cakey or grainy; rather they simply taste like delicious cookies!

We prioritize clean ingredients and taste. Once we have those down, we work on the functionality.

	Palm Oil	Palm Kernal Oil	Palm Fractions	Cultured Dextrose (preservative)	Sugar Alcohol
TCD (Chocolate Chip)	FREE	FREE	FREE	FREE	FREE
Lenny & Larry (Chocolate Chip)	X	X	X	X	X (vegetable glycerin)
Quest Nutrition (Chocolate Chip)	X				X

The Functional Foods Industry Is Exploding!

6 in 10 adults want snacks with an energy boost and 52% want more benefits than just nutrition.

Mondelez International (Parent company of Nabisco, Chips Ahoy, and Ritz), has seen a revenue decline for the 11th quarter, while the functional foods market is projected to increase from $300 billion in 2017 to $440+ billion dollars by 2022.

The Cookie Department satisfies a sweet tooth,

while also offering functionality to help you perform at your best!


The Cookie Department
SNAP BACK
COOKIES

Our Cookies Contain

- **No** artificial ingredients

- **No** trans fats

- **No** hydrogenated oils

- **No** high fructose corn syrup

- **No** Palm Oil

-**No** Parabens


0
Zero Trans Fat
No Artificial Ingredients
Environmentally Friendly
Palm Oil Free
Macro Friendly
K
Kosher Dairy

Our Cookies Have

- Kosher certification

- Eco-friendly, recyclable packaging

- Recently extended 6 month shelf life, (1 year frozen) allowing for greater distribution

- Recently updated formulations make us the only company in the world using sustainable plant-based "algae butter", for eco-friendly cookies with no rainforest destroying palm oil!


The Cookie Department®
SOFT BAKED!
40mg caffeine
FULLY FUNCTIONAL COOKIES
AWAKEN BAKED®
DOUBLE CHOCOLATE + FAIR TRADE COFFEE CAFFEINE
0 Zero Trans Fat
No Artificial Ingredients
Environmentally Friendly
Palm Oil Free
Macro Friendly
Net Wt 3oz (85 GRAMS)

Cookie Flavors And Functions

Awaken Baked

The Cookie Department's flagship cookie, Awaken Baked brings you up to speed with 40mg of Fair Trade coffee caffeine. With rich double chocolate and sea salt, prepare to forget your mug!

Chocolate Chip Nookie

Grown in the mountains of Peru, nutrient-rich Maca root is called "Peruvian Ginseng" by locals. Together with delicious semi-sweet melt in your mouth chocolate chips, Maca lends our Chocolate Chip Nookie its distinctive rich and malty flavor!

Great Full

Sweet potatoes, oats and cranberries are not only high in antioxidants but are the perfect combination of a well rounded treat! Hints of molasses and vanilla, this cookie tastes just like the holidays. Give thanks for the Great Full cookie!

Snap Back

At corporate HQ we jokingly refer to the Snap Back as our hangover cookie! Fresh ginger root, cayenne pepper and unsulfured molasses blend with aromatic ground cinnamon, cloves and nutmeg to give this cookie its distinctive yet subtle spicy flavor.

Tough Cookie

The Cookie Department's Peanut Butter toffee cookie packs a hormone free protein punch to keep you fueled for whatever it is you need to be a tough cookie for!

Mint Condition

Launching soon, this double chocolate mint cookie with 15 grams of hormone free whey protein will allow you to transform your body into "mint condition"!

Our Growth



Cookie production then.



With the recent release of:

- Palm oil free products

- Extended shelf life

- Improved packaging

AND

The upcoming release of:

- Our updated website and Ecommerce strategy

- Expanded retail expansion plan

- Committed purchase orders

And

- The launch of the double chocolate mint protein Mint Condition Cookie

We're poised to increase sales by 40% over last year

Due to customer demand, we're considering expanding our product line to include:

- Additional cookie flavors and functions

- Themed cookie boxes for Ecommerce such as a "Protein Pack", and a "Date Pack"

- Functional cookie crumble toppings for frozen yogurt chains

- A line of bakery delicious protein muffins



Cookie production today.

Year Over Year Revenue Growth

**This includes projections through 2018, which cannot be guaranteed.*



$620K
$465K
$310K
$155K
0
$42,722
$135,336
$333,397
$350,085
$353,171
$367,210
$548,119
2012
2013
2014
2015
2016
2017
2018
Year Over Year Revenue

Our Numbers

39.2%	500K	$1.84M	$1M
Margins	Weekly Production Capacity	Total Revenue	Online Retail Potential

16,892	47
Instagram Followers	New Stores in first 30 Days in Portland OR

Your Investment Will Allow Us To


The Cookie Department
SNAP BACK
GREAT FULL
ZERO TRANS FATS
FEATURED ITEM
CookieDepartment
Assorted Varieties
2/$3
$2.69
BOBO'S
STUFF'D

Expand Retail, Ecommerce, and New Product Development

- We will systematically expand our retail presence through grocery as well as non grocery related retail establishments like college campuses, gyms, sporting goods stores, smoothie bars and coffee shops. Focusing regionally initially to effectively manage growth, we will then expand throughout the west coast, followed by progressive eastward expansion. We do have some scattered business throughout the US at this point, though this plan will allow us to conquer extensive market share that is as of yet untapped.
- We will invest in product marketing and consumer education to highlight the superiority of our taste and functionality over that of our competitors.
- We will enlist brand ambassadors as well as enhance retail broker presence in key markets.
- Ecommerce, which currently receives nearly no time or financial investment, only accounts for 4% of current revenue. With the upcoming launch of our new website and the recent hiring of our Social Media Manager, the sky's the limit!
- We will continue to launch new products with expanded flavors and functions, as well as additional product configurations.

Founder


AWAKEN
BAKED
FULLY
NOOKIE

Akiva Resnikoff

Founder & CEO The Cookie Department

14 years experience in the functional foods & beverage industry + 1 year of pastry arts training.

AND THE REST OF THE TEAM



Andrea Kirschner MBA

Interim CFO

Former Operating VP Finance at HSN, Kirschner is a financial planning/ analysis expert. (part time)



Renae Scott

Chief Marketing Officer (CMO), Interim

Former CMO Roundtable Pizza and Togos. Former VP of Media and Marketing for Carls Jr. (part-time)



Bridget Jacobs

Creative Director

Expertise in branding and design. (part-time)



Marissa Rea

Community Manager

Founder of Fork Meets Food Fork, a food & restaurant focused digital marketing company. (part-time)

Raised $480,807From 105+ Investors

Alon Sugarman

John Madigan

Jeremy Davis-Turak

Anna Prager

Eric Brook

Meghan McClelland

Investor, Computer Scientist, Product Manager, Mom

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What do you do? ^

TCD: We create cookies that are fortified with functional ingredients. We start with traditional cookie formulations and add ingredients such as Fair Trade coffee caffeine, RBST-free whey protein, superfoods, antioxidants, and detoxifying spices. Our goal is to give our consumers added benefits with every bite!

WF: How did you come up with the idea? ^

TCD: Well, back in 2009, I was sitting at a coffee shop, and observed as patron after patron purchased a cookie or baked good along with a cup of coffee. I wondered about the possibility of combining the two, to create a caffeinated cookie.

My mom's an amazing baker, so her kitchen, with her help was a great place to test out the concept. After over 60 trial and error batches, we finally perfected what would become the signature cookie.

So, the Awaken Baked was born, and I started selling to 5 or so local Berkeley coffee shops. As my little passion project grew, my moms kitchen was no longer sufficient for baking, so I made an arrangement with my cousin who owns an artisan bread bakery in Berkeley. During the day I was a Sales Manager for his company, at night I baked 20 dozen or so Awaken Baked cookies and in the early mornings I delivered the cookies to my handful of local customers.

WF: How did your business grow? ^

TCD: Over the next 2 years I created 3 additional cookie flavors; the Maca infused Chocolate Chip Nookie, the Great Full, which is our vegan cookie, and the Snap Back, which is our gingersnap. It became apparent that I needed a way to better leverage my time and energy if I wanted to expand, so I decided to try making our cookies packaged, instead of daily baked. I picked up some cellophane envelopes, had some stickers printed, and went to a movie theater, a college campus, and climbing gyms in Berkeley and Oakland, testing out what kind of sales I could generate.

I was starting to have some solid traction with the packaged cookie model, so I needed a financial boost to break into a larger mass market. At this point I was still doing all the baking myself, as well as the packaging and delivery, so, I did a little friends and family investment round that I used to buy my own packaging machine. I also transitioned from baking the cookies myself to using a contract bakery in San Francisco. I came out with two more cookie flavors, as well as a 1.5 ounce packaged cookie option to add to the line of 3 ounce cookies I had been selling. This freed up my time to market the cookies, and after extensive solicitation everywhere I could think of, a break came.

I was invited to participate in a a Google food fair, and our cookies were accepted into the Mountain View Google campus as a free snack offering for their employees! I concentrated on expanding our food service and alternative distribution business; focusing on more tech companies, gyms, juice bars, movie theaters, college campuses, and hotels. We also got a contract with Spirit Airlines to sell our cookies as part of a snack box on their airplanes.

WF: What growth have you had over the past four or five years? ^

TCD: With our focus on food service and alternative retail, we've been growing at an organic pace. We've expanded beyond the west coast and are in scattered locations throughout the country including Austin, Texas, and some cities on the east coast. The climbing gym industry is proving to be a great market for us, from starting in 1 local location to now being in over 65 climbing gym locations throughout the country. We're also growing into more and more smoothie bars.

We've had some steady growth, though as we've been underfunded since the inception of our brand, we haven't had the exponential growth rates that we otherwise would have, and project that we can with a capital infusion.

WF: Are you making any changes to get the products ready for wider distribution? ^

TCD: Yes. We have revamped our packaging, which will be released shortly. This change not only improves the visual appeal of the product, but it also extends the shelf life, which will enable us to greatly expand distribution. A number of national retailers, including 7-11, and Cost Plus World Market have expressed interest in our product based on the expanded shelf life.

WF: Do you sell online? ^

TCD: Yes, we sell 12-packs directly to the consumer, online, though our online sales accounts for less than 4 percent of current revenue. This is nearly an untapped potential revenue stream for us at this point.

WF: And you see an opportunity to grow that? ^

TCD: Oh, there's huge opportunity and with this capital raise we fully intend to strategically increase our online revenue. We're overhauling our website right now which allow for a more effective, enjoyable customer experience, and with a capital infusion we will allocate strategic resources toward online marketing, advertising, promotions, and product visibility.

In anticipation of the website overhaul, we recently bought on an amazing social media community manager who is doing an exceptional job with improving our social presence. On Instagram for example, we've attracted nearly 3,000 new followers in the past 4 months for a total of close to 17000.

In addition to improving our web presence and functionality, we plan to offer more product options. In addition to the assorted box and single flavors that we currently sell, we will offer themed combination packages with six cookies of one flavor and six of another. For instance, a "Muscle Building" pack, which would include the protein rich Tough Cookie and the Mint Condition, or a "Date Pack", which will offer the caffeinated cookie and the aphrodisiac cookie. And, we have new cookies in the pipeline to launch when the time is right.

WF: So, when you go into the retail grocery channel, will you be selling 12-packs or individual cookies? ^

TCD: We will be doing both, depending on the retail establishment. At a Whole Foods or a Safeway, for example, customers are going to buy one or two individually packaged, single cookies. The box will be on the shelf next to the protein bars, and customers can pull out individual cookies. To our wholesale warehouse customers, like Cash and Carry, who sell to other retailers, customers would buy full boxes of cookies to then resell individually at their own retail locations.

WF: What is your retail price? ^

TCD: The standard retail price is anywhere from $2.49 to $2.99. The prices at the climbing gyms are usually on the higher level of that range, at $2.99. At juice and smoothie bar chains, they're usually $2.49. The hotels are considerably higher, ranging from $2.99 to $3.25. Airport stores will probably sell them for around $3.25.

WF: What are your margins? ^

TCD: There's a bit of a scale, because some customers have grandfathered pricing or volume discounts. So, it's anywhere from $1.65 to $1.75 to the customer.

With the climbing gyms for instance, my costs are around $10 to $12 for a 12-pack, depending on whether they or I will be covering the shipping, and their cost will be $19.80 to $21.00 per box.

Our margins range anywhere between 29% and 35% from food service to retail, and our online margins are a bit higher than that.

WF: Are you selling directly to places like climbing gyms or are you selling to a distributor? ^

TCD: Amongst all of the channels that we sell in, we have a split between direct selling and using distribution. I do have a distributor that sells to a large selection of climbing gyms in the country, but primarily, climbing gyms are sold direct. Food service is mainly through distributors including UNFI, Vistar, Reliant, Ben E Keiths, Canteen and Green Earth Beverage. Reliant also delivers our product to smoothie bar and juice chains, as well as coffee shops. I also have my own direct accounts that I sell to including Robeks, the smoothie bar chain, and a bunch of independent coffee shops and juice bars spread throughout the country. Our planned retail grocery expansion will most likely be through distribution.

WF: Who are the consumers that you're targeting? ^

TCD: Generally, although different demographics are attracted to each of our products for unique reasons, (coffee lovers to the Awaken Baked, Vegans to the Grateful etc.), overarchingly our target market is the active consumer that wants more functionality from their food. These are people in the middle between the Chips Ahoy consumer, and those that follow strict dietary guidelines allowing for no processed sugar, or white flour. Our consumers are somewhat mindful of, and educated about ingredients, and thus appreciate an added benefit in a sweet treat, though are still happy to purchase a mainstream cookie.

WF: How is manufacturing done? ^

TCD: We contract with a co-packer just outside of Portland Oregon, that also makes all of the Franz Bakery products. We simply supply them with packaging, and they handle all manufacturing from there. We recently switched our inventory fulfillment warehouse from one based in Southern California to one near our manufacturer, which is not only saving our company a considerable amount of money, but has also simplified logistics, greatly freeing up my time to focus more on sales.

WF: Do you have capacity to expand production? ^

TCD: Yes. We have the capacity to expand production to half a million cookies a week. That's a whole lot of cookies!

WF: How has the growth been over the first three quarters of this year, compared to last year? ^

TCD: We're pretty even with where we were this time last year though with more business slated to close in the second half of the year we'll significantly increase our top line growth from last year. As we'll be launching a 6th SKU, have several accounts that have been waiting on the shelf life extending packaging and palm oil free products, (Includes Plaid Pantry, Made In Oregon, Fresh Direct and Event Network) we project a sales increase of 40% over last year.

In regards to upcoming large national POs that will be coming this quarter, US Army and Air Force (AAFES) will be testing our product on a number of their US bases.

Fresh Direct is an online direct-to-consumer grocery box service, in which one can order basically anything you would find in a grocery store.

Event Network has 101 museum stores which at one time carried our products in 25 of their locations. With our new palm-free formulations, they will place us back in the initial 25 museum stores as well as in their other locations.

WF: What is your ultimate goal with the company? ^

TCD: My ultimate goal is to be acquired.

Potential acquirer's are mainstream global brands like General Mills and Hershey's who are buying more natural boutique brands to compete in the natural market.

Another option is to sell to a company that is already in the functional snack space, as we could become another product line offering to their existing customer base.

WF: Who is your team?

TCD: I'm surrounded by amazing women!

Renae Scott, our CMO, has an extensive background in food service marketing as the former CMO for companies like Roud Table Pizza and Togos. She's been a real asset to us in marketing our cookies to the 'fast and casual' and 'quick serve' industries.

Andrea Kirschner, our CFO is the former VP of Finance for the Home Shopping Network. Andrea is a financial retail genius and is an exceptional resource for The Cookie Department.

Bridget Jacobs is our graphic designer and the brainchild of all of The Cookie Department's designs and graphic marketing materials.

Marissa Rae, our social media community manager is our consumer facing online voice and our newest team member. She does an amazing job engaging with our fans and converting them into loyal customers.

Ask a Question

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ASK QUESTION

YOONG JIE SEOW INVESTOR Sep 29

Hi, I am an investor from Malaysia. I have 4 questions:

1) Referring to your FY2017 statement, accounts receivable increased about 4 times while revenue increased less than 10% (both compared to FY2016). Why was it so?

2) What was the loan to shareholder of $63k (FY2017 figure, for non-business related) about?

3) How much is the break-even revenue? How fast you expect to achieve that?

4) Is it possible to give an update on financial figures up to 2018Q3? Thanks.

Akiva Resnikoff Founder & CEO The Cookie Department FOUNDER Oct 4

Good afternoon Yoong,

Thank you so much for the questions. I'm sorry for the delay. I've been super busy opening up new accounts this week.

1.The revenue in Q4 2017 exceeded the revenue for Q 4 2016 by 70%, thus the timing of incoming revenue Q over Q, coupled with extended payment terms for larger orders booked in 2017 vs 2016 resulted in a higher AR balance at year end. 53% of the 2017 A/R balance was however in the "current' bucket as of year end.

2. As founder and CEO of the company, in lieu of a salary for the year 2017, I received a loan to be repaid if and when the company is acquired.
3.B/E Revenue is ~ $290K/month and we are expecting to achieve it by end of the 1st half of 2019.

4.Through August 2018, we are tracking 4% below YTD projections from a revenue standpoint, but booked 26% lower Net Income loss vs projections for the same timeframe. The main focus lies on increasing the revenue footprint in the grocery segment in Oregon in Q4 '17, while closely monitoring spend to ensure growth strategy is supported.

Michael Sale Sep 20

When does this investment round end?

Akiva Resnikoff Founder & CEO The Cookie Department FOUNDER Sep 20

Hi Michael,

Great question! This investment round ends on 2/26/2019.

MORE QUESTIONS

RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 Akiva Resnikoff is currently the only official employee of the company. The rest of the team are currently on contract employment.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

The Cookie Department is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?